TIFF INVESTMENT PROGRAM, INC.
                  Form N-SAR for the period ending December 31, 1998
                                 File Number 811-8234





This report is signed on behalf of the
Registrant in the City of New York and the State of New York on the 26th day of February, 1999


                                                 TIFF INVESTMENT PROGRAM, INC.




                                                   By: /s/ William E. Vastardis
                                                   William E. Vastardis
                                                   Treasurer




Witness: /s/ Eric P. Nachimovsky
            Eric P. Nachimovsky